UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 21, 2020

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 7.01	Regulation FD Disclosure.

On September 21, 2020, Joseph F. Puishys, Chief Executive Officer of Apogee Enterprises, Inc. (“Apogee”), entered into a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act, under which he intends to exercise up to 100,341 stock options and sell the underlying shares of Apogee common stock, subject to specified price limits, beginning November 6, 2020 and continuing from time to time through August 21, 2021. The stock options were granted on August 22, 2011 and will be forfeited if not exercised on or prior to August 21, 2021.

Mr. Puishys currently holds 282,635 shares of Apogee common stock, well in excess of Apogee’s stock holding guideline of five times his base salary, in addition to the 100,341 stock options subject to the trading plan and other non-vested equity awards. This process will facilitate orderly exercise of his stock options and sale of common stock to minimize any market impact and avoid any concerns about the timing of the transactions.

Rule 10b5-1 and our insider trading policy permit individuals who are not then in possession of material non-public information to establish pre-arranged plans to trade stock. The rule allows individuals to buy or sell shares of stock in the future pursuant to the parameters set forth in the 10b5-1 plan, regardless of any subsequent material non-public information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: September 25, 2020